Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, April 29, 2009...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the first quarter ended March 31, 2009. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2009 (as compared to the same quarterly period in 2008):
● Revenue increased 0.2% to $82.9 million
● Funds from Operations (FFO) available to common stockholders increased 1.7% to $46.7 million
● FFO per share decreased 2.2% to $0.45
● Net income available to common stockholders per share was $0.23
● Portfolio occupancy was 96.4%
● Same store rents increased 0.2% to $75.9 million
● Dividends paid per common share increased 3.7%
●     The monthly dividend increased for the 46th consecutive quarter to an annualized amount of $1.70475 per share

Financial Results

Revenue Increases
Realty Income’s revenue, for the quarter ended March 31, 2009, increased 0.2% to $82.9 million as compared to $82.7 million for the same quarter in 2008.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended March 31, 2009, was $24.0 million as compared to $23.7 million for the same quarter in 2008. Net income per share for the quarter was $0.23 per share as compared to $0.24 per share for the same quarter in 2008.

The calculation to determine net income for a real estate company includes impairments or gains from the sales of investment properties. The amount of impairments or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the first quarter of 2009, income from continuing operations available to common stockholders was $0.23 per share as compared to $0.24 per share for the same quarter in 2008.

FFO Available to Common Stockholders
FFO, for the quarter ended March 31, 2009, increased 1.7% to $46.7 million as compared to $45.9 million for the same quarter in 2008. FFO and FFO per share before Crest’s contribution, for the quarter ended March 31, 2009, decreased 2.2% to $0.45 per share as compared to $0.46 per share for the same quarter in 2008. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 6 and 7.

Dividend Information
In March 2009, Realty Income announced the 46th consecutive quarterly increase and the 53rd increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount as of March 31, 2009 was $1.70475 per share. The amount of the monthly dividends paid during the quarter increased 3.7% to $0.425 per share from $0.410 per share for the same quarter in 2008.

Real Estate Portfolio Update

As of March 31, 2009, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,347 properties located in 49 states, leased to 117 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.8 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2009, portfolio occupancy was 96.4% with 84 properties available for lease out of a total of 2,347 properties in the portfolio.

Rent Increases
During the three months ended March 31, 2009, same store rents on 2,092 properties under lease increased 0.2% to $75.87 million as compared to $75.73 million for the same quarter in 2008. Excluding 104 properties leased to Buffets, Inc. (for which rents were renegotiated in September 2008), for the quarter ended March 31, 2009, same store rents on 1,988 properties under lease increased 1.2% to $71.0 million, as compared to $70.19 million for the same quarter in 2008.

Property Acquisitions
During the first quarter of 2009, Realty Income invested $1.3 million in previously acquired properties. No new properties were acquired by Realty Income or Crest during the first quarter of 2009.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There is currently no outstanding balance on the Company’s acquisition credit facility, and the full $355 million is available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $10.4 million at March 31, 2009.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2009. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended March 31, 2009, Realty Income sold one property for $1.1 million, which resulted in a gain on sale of $198,000.

Other Activities

Buffets Emerges from Reorganization
On April 28, 2009, Buffets Holdings, Inc. ("Buffets") announced that it had emerged from Chapter 11 reorganization. Buffets noted that "in addition to strengthening its balance sheet and reducing its debt, Buffets has also used the Chapter 11 process to right-size its organization, including streamlining its portfolio of restaurants and reducing operating expenses across the business." Buffets remains Realty Income's largest tenant, representing approximately 6.0% of Realty Income's annualized rental revenues.

Retired $20 million of 8.0% Senior Notes
In January 2009, Realty Income retired all of its $20 million of 8.0% Senior Notes, due January 2009. Repayment of the Notes was made with cash on hand. The Company has no additional debt maturing until 2013.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the first quarter of 2009. At March 31, 2009, Crest’s property inventory consisted of five properties valued at $5.7 million.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the first quarters of 2009 and 2008, Crest did not contribute to Realty Income’s FFO.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased with our results given the current environment in the credit markets and overall economy. We are fortunate to be in a very liquid position with over $10 million of cash on hand at the end of the quarter and no balance on our $355 million credit facility. The Company also has no mortgages on any of its 2,347 properties and no debt maturities for four years, or until 2013. Additionally, we have no properties under development, no joint ventures and no off balance sheet assets or liabilities of any kind. As such, we believe we are well positioned to manage the Company during these difficult times.”

“Our focus during the first quarter continued to be on strengthening our balance sheet, maintaining substantial liquidity and managing our portfolio to maximize current occupancy and ongoing cash flow. During the quarter, we retired $20 million of 8.0% Senior Notes that were due in January 2009. These notes were retired with cash on hand.”

“At March 31st, occupancy remained solid at 96.4% with just 84 of our 2,347 properties available for lease. We were pleased with the emergence of Buffets from reorganization, with the impact on us almost exactly as we had anticipated. In addition, same store rents rose 0.2% during the first quarter. Given the ongoing softness in the retail industry, we are very pleased with this performance.”

“With respect to real estate acquisitions, we have largely remained on the sidelines for the past year as we felt that properties we could have purchased would likely be less expensive in the future. As such, during the first quarter we did not acquire any new properties. We continue to believe that the initial lease yields on potential property acquisitions do not yet fully reflect the tightness in the credit markets and so we are unwilling to invest at the current prices. With that said, we continue to review acquisition opportunities and perform due diligence on a number of potential transactions. Given our substantial liquidity position, we have funds on hand to invest in size should attractively priced acquisitions emerge over the coming months.”

“We continue to operate conservatively in a challenging economic and retail environment, and we were pleased to be able to increase the amount of the monthly dividend for the 46th consecutive quarter to an annualized amount of $1.70475 per share. We have been fortunate to have a strong portfolio of good properties, which have remained profitable to our retailers, and are often the key to the ongoing profitability of our tenant’s business. We believe this has kept occupancy high and, when coupled with our conservative balance sheet and strong liquidity, is serving us very well during the current economic downturn.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2009 Estimates
Management estimates that FFO per share for 2009 should range from $1.83 to $1.87, which represents annual FFO per share growth of approximately 0.0% to 2.2%, as compared to 2008 FFO per share of $1.83. FFO for 2009 is based on an estimated net income per share range of $1.00 to $1.04, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.88 and potential gain on sales of investment properties of $0.05 per share.

Management notes that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company’s future results. For example, new property acquisition levels could vary depending on the number of opportunities, capitalization rates and the availability of attractively priced permanent financing. As such, management would add that the $1.83 FFO per share estimate assumes no new property acquisitions for 2009. The $1.87 FFO per share estimate assumes property acquisitions of approximately $250 million in 2009.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2009. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2009, the Company had paid 464 consecutive monthly dividends throughout its 40-year operating history. The monthly income is supported by the cash flows from 2,347 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is a buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2009 and 2008
(dollars in thousands, except per share amounts)
	2009	2008
REVENUE
Rental	$82,140	$81,241
Other	754	1,448
	82,894	82,689
EXPENSES
Depreciation and amortization	22,951	22,076
Interest	21,410	23,386
General and administrative	5,950	5,544
Property	2,233	1,216
Income taxes	303	398
	52,847	52,620
Income from continuing operations	30,047	30,069
Income (loss) from discontinued operations:
Real estate acquired for resale by Crest	(125)	(929)
Real estate held for investment	162	621
	37	(308)

Net income	30,084	29,761
Preferred stock cash dividends	(6,063)	(6,063)
Net income available to common stockholders	$24,021	$23,698

Funds from operations available to common stockholders (FFO)	$46,734	$45,937

Basic and diluted per share information for common stockholders:
Income from continuing operations	$0.23	$0.24
Net income	$0.23	$0.24

FFO, basic and diluted
FFO before Crest contribution	$0.45	$0.46
Crest Net Lease	$0.00	$0.00
Total FFO	$0.45	$0.46

Cash dividends paid	$0.425	$0.410

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/09	Three Months Ended 3/31/08

Net income available to common stockholders	$24,021	$23,698
Depreciation and amortization:
Continuing operations	22,951	22,076
Discontinued operations	41	897
Depreciation of furniture, fixtures & equipment	(81)	(77)
Gain on sales of investment properties: Continuing operations	--	(439)
Discontinued operations	(198)	(218)
Funds from operations available to common stockholders	$46,734	$45,937

FFO per common share, basic and diluted	$0.45	$0.46

Dividends paid to common stockholders	$44,362	$41,554

FFO in excess of dividends paid to common stockholders	$2,372	$4,383

Weighted average number of common shares used for computation per share:
Basic	103,439,114	100,280,264
Diluted	103,445,044	100,365,576

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income (loss) from discontinued operations, real estate acquired for resale”.

	Three Months Ended 3/31/09	Three Months Ended 3/31/08
Gain on sales of real estate acquired for resale	$--	$2,706
Rental revenue	66	1,036
Other revenue	351	71
Interest expense	(173)	(632)
General and administrative expense	(86)	(162)
Property expenses	(34)	(11)
Provisions for impairment	(311)	(2,394)
Income taxes	62	(808)
Funds from operations contributed by Crest	$(125)	$(194)

Crest FFO per common share, basic and diluted	$0.00	$0.00

Total FFO	$46,734	$45,937
Add FFO contributed by Crest	125	194
FFO before Crest contribution	$46,859	$46,131

FFO before Crest contribution per common share, basic and diluted	$0.45	$0.46

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended March 31,	2009	2008	2007	2006	2005

Net income available to common stockholders	$24,021	$23,698	$30,260	$22,537	$21,152
Depreciation and amortization	22,911	22,896	18,085	13,515	10,832
Gain on sales of investment properties	(198)	(657)	(1,806)	(752)	(822)
Total FFO	$46,734	$45,937	$46,539	$35,300	$31,162

Total FFO per diluted share	$0.45	$0.46	$0.46	$0.42	$0.39

Total FFO	$46,734	$45,937	$46,539	$35,300	$31,162
Add (less) FFO contributed by Crest	125	194	(1,748)	(879)	(833)
FFO before Crest contribution	$46,859	$46,131	$44,791	$34,421	$30,329

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.46	$0.45	$0.41	$0.38
Crest FFO contribution	$0.00	$0.00	$0.02	$0.01	$0.01

Total FFO	$0.45	$0.46	$0.46	$0.42	$0.39

Cash dividends paid per share	$0.425	$0.410	$0.380	$0.349	$0.330
Diluted shares outstanding	103,445,044	100,365,576	100,276,300	83,412,391	79,659,364

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2009 and December 31, 2008
(dollars in thousands, except per share amounts)

	2009	2008
ASSETS
Real estate, at cost:
Land	$1,157,731	$1,157,885
Buildings and improvements	2,247,961	2,251,025
	3,405,692	3,408,910
Less accumulated depreciation and amortization	(573,039)	(553,417)
Net real estate held for investment	2,832,653	2,855,493
Real estate held for sale, net	7,725	6,660
Net real estate	2,840,378	2,862,153
Cash and cash equivalents	10,438	46,815
Accounts receivable	10,122	10,624
Goodwill	17,206	17,206
Other assets, net	53,487	57,381
Total assets	$2,931,631	$2,994,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,841	$16,793
Accounts payable and accrued expenses	17,860	38,027
Other liabilities	11,485	14,698
Line of credit payable	--	--
Notes payable	1,350,000	1,370,000
Total liabilities	1,396,186	1,439,518

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2009 and 2008	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,319,051 and 104,211,541 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	1,625,795	1,624,622
Distributions in excess of net income	(428,140)	(407,751)
Total stockholders’ equity	1,535,445	1,554,661
Total liabilities and stockholders’ equity	$2,931,631	$2,994,179

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended March 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003
Apparel stores	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%	2.1%
Automotive collision services	1.0	1.0	1.1	1.3	1.3	1.0	0.3
Automotive parts	1.5	1.6	2.1	2.8	3.4	3.8	4.5
Automotive service	5.1	4.8	5.2	6.9	7.6	7.7	8.3
Automotive tire services	7.1	6.7	7.3	6.1	7.2	7.8	3.1
Book stores	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Business services	*	*	0.1	0.1	0.1	0.1	0.1
Child care	7.3	7.6	8.4	10.3	12.7	14.4	17.8
Consumer electronics	0.8	0.8	0.9	1.1	1.3	2.1	3.0
Convenience stores	16.5	15.8	14.0	16.1	18.7	19.2	13.3
Crafts and novelties	0.3	0.3	0.3	0.4	0.4	0.5	0.6
Distribution and office	1.0	1.0	0.6	--	--	--	--
Drug stores	4.2	4.1	2.7	2.9	2.8	0.1	0.2
Entertainment	1.2	1.2	1.4	1.6	2.1	2.3	2.6
Equipment rental services	0.2	0.2	0.2	0.2	0.4	0.3	0.2
Financial services	0.2	0.2	0.2	0.1	0.1	0.1	--
General merchandise	0.8	0.8	0.7	0.6	0.5	0.4	0.5
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.8	0.4
Health and fitness	5.7	5.6	5.1	4.3	3.7	4.0	3.8
Home furnishings	1.4	2.4	2.6	3.1	3.7	4.1	4.9
Home improvement	1.9	1.9	2.1	3.4	1.1	1.0	1.1
Motor vehicle dealerships	3.0	3.1	3.1	3.4	2.6	0.6	--
Office supplies	1.0	1.0	1.1	1.3	1.5	1.6	1.9
Pet supplies and services	0.9	0.8	0.9	1.1	1.3	1.4	1.7
Private education	0.8	0.8	0.8	0.8	0.8	1.1	1.2
Restaurants	21.6	21.8	21.2	11.9	9.4	9.7	11.8
Shoe stores	--	--	--	--	0.3	0.3	0.9
Sporting goods	2.3	2.3	2.6	2.9	3.4	3.4	3.8
Theaters	9.1	9.0	9.0	9.6	5.2	3.5	4.1
Travel plazas	0.2	0.2	0.2	0.3	0.3	0.4	0.3
Video rental	1.0	1.1	1.7	2.1	2.5	2.8	3.3
Other	1.9	1.9	2.3	2.7	3.0	3.4	3.8
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,253 net leased, single-tenant retail properties as of March 31, 2009 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended March 31, 2009(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2009	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31,2009	% of Total Rental Revenue
2009	132	$2,684	3.4%	29	$598	0.8%	103	$2,086	2.6%
2010	98	2,043	2.6	47	1,074	1.4	51	969	1.2
2011	105	3,447	4.4	59	2,361	3.0	46	1,086	1.4
2012	115	2,721	3.4	74	1,846	2.3	41	875	1.1
2013	140	5,068	6.4	98	4,059	5.1	42	1,009	1.3
2014	61	2,250	2.8	36	1,806	2.3	25	444	0.5
2015	109	3,040	3.8	85	2,499	3.1	24	541	0.7
2016	114	2,040	2.6	112	1,995	2.5	2	45	0.1
2017	47	1,619	2.0	39	1,469	1.8	8	150	0.2
2018	42	1,789	2.3	34	1,617	2.0	8	172	0.3
2019	96	4,836	6.1	91	4,500	5.7	5	336	0.4
2020	76	2,894	3.6	73	2,821	3.5	3	73	0.1
2021	180	7,668	9.7	179	7,614	9.6	1	54	0.1
2022	100	2,923	3.7	99	2,875	3.6	1	48	0.1
2023	246	7,944	10.0	244	7,871	9.9	2	73	0.1
2024	61	1,726	2.2	61	1,726	2.2	--	--	--
2025	70	5,437	6.9	66	5,369	6.8	4	68	0.1
2026	120	6,815	8.6	118	6,757	8.5	2	58	0.1
2027	152	4,612	5.8	151	4,595	5.8	1	17	*
2028	82	4,002	5.0	80	3,953	4.9	2	49	0.1
2029	46	1,124	1.4	45	1,109	1.4	1	15	*
2030	20	921	1.2	20	921	1.2	--	--	--
2031	27	648	0.8	27	648	0.8	--	--	--
2032	2	57	0.1	2	57	0.1	--	--	--
2033	7	422	0.5	7	422	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	354	0.4	2	354	0.4	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	2,253	$79,327	100.0%	1,880	$71,146	89.5%	373	$8,181	10.5%

*Less than 0.1%

(1)
Excludes ten multi-tenant properties and 84 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $50 from properties reclassified as discontinued operations and excludes revenue of $2,863 from ten multi-tenant properties and from 84 vacant and unleased properties at March 31, 2009.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of March 31, 2009 (dollars in thousands):

			Approximate	Rental Revenue for	Percentage of
	Number of	Percent	Leasable	the Quarter Ended	Rental
State	Properties	Leased	Square Feet	March 31, 2009(1)	Revenue
Alabama	63	98%	425,300	$1,924	2.4%
Alaska	2	100	128,500	277	0.3
Arizona	80	98	395,800	2,411	2.9
Arkansas	18	94	98,500	393	0.5
California	64	98	1,160,700	4,474	5.5
Colorado	53	96	486,300	1,839	2.2
Connecticut	24	96	276,600	1,181	1.4
Delaware	17	100	33,300	429	0.5
Florida	168	95	1,449,300	6,600	8.0
Georgia	132	97	926,900	3,998	4.9
Idaho	13	92	85,400	331	0.4
Illinois	74	97	877,800	4,175	5.1
Indiana	82	96	689,600	3,228	3.9
Iowa	22	95	296,100	1,010	1.2
Kansas	33	91	573,500	1,101	1.3
Kentucky	22	100	110,600	675	0.8
Louisiana	33	97	190,400	888	1.1
Maine	3	100	22,500	160	0.2
Maryland	29	97	271,200	1,581	1.9
Massachusetts	66	100	580,400	2,616	3.2
Michigan	52	98	257,300	1,246	1.5
Minnesota	21	100	392,100	1,547	1.9
Mississippi	71	97	347,600	1,505	1.8
Missouri	62	97	640,100	2,193	2.7
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	473	0.6
Nevada	15	93	191,000	749	0.9
New Hampshire	14	100	109,900	563	0.7
New Jersey	33	100	261,300	1,929	2.4
New Mexico	8	100	56,400	178	0.2
New York	40	93	502,300	2,332	2.8
North Carolina	96	98	548,300	2,827	3.4
North Dakota	6	100	36,600	57	0.1
Ohio	137	95	852,700	3,675	4.5
Oklahoma	25	96	145,900	584	0.7
Oregon	18	100	297,300	870	1.1
Pennsylvania	99	99	683,800	3,542	4.3
Rhode Island	3	100	11,000	57	0.1
South Carolina	100	99	374,400	2,176	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	135	95	635,500	2,907	3.5
Texas	213	92	2,234,300	8,002	9.7
Utah	5	80	30,600	87	0.1
Vermont	4	100	12,700	124	0.2
Virginia	104	99	637,100	3,484	4.2
Washington	35	91	230,300	697	0.9
West Virginia	2	100	23,000	121	0.1
Wisconsin	20	90	248,100	778	1.0
Wyoming	1	100	4,200	18	*
Totals/Average	2,347	96%	19,093,700	$82,190	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at March 31, 2009, including revenue from properties reclassified as discontinued operations of $50.

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	yield	return(2)	yield	return(3)	yield	return(3)	yield	return(3)	yield	return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
1Q 2009	9.1%	(16.9%)	9.0%	(31.9%)	3.9%	(12.4%)	3.0%	(11.7%)	1.1%	(3.1%)

Compounded Average Annual Total Return(5)		14.5%		5.5%		7.0%		5.7%		4.9%

Note: All of these Dividend yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end.  Dividend yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source:  Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through March 31, 2009, and assuming reinvestment of dividends.